Exhibit 10.2

EXECUTION COPY

ESCROW AGREEMENT

DATED AS OF MARCH 31, 2009

BY AND AMONG

POLARIS ACQUISITION CORP.,

COMMUNICATIONS INVESTORS LLC, AS ESCROW REPRESENTATIVE,

TRIVERGANCE, LLC, AS SPONSORS REPRESENTATIVE,

AND

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS ESCROW AGENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of March 31, 2009 (the “Escrow Agreement”), by and among Polaris Acquisition Corp., a Delaware corporation (“Parent”), Communications Investors LLC, in its capacity as representative of the holders of shares of Company Common Stock (the “Escrow Representative”), Trivergance, LLC, in its capacity as representative of the Sponsors (the “Sponsors Representative”), and Continental Stock Transfer & Trust Company, as escrow agent (in such capacity, the “Escrow Agent”). Capitalized terms used herein shall have the meanings specified in Exhibit A.

WITNESSETH:

WHEREAS, Parent and Hughes Telematics, Inc., a Delaware corporation (the “Company”), have entered into a Second Amended and Restated Agreement and Plan of Merger, dated as of March 12, 2009 (the “Merger Agreement”), pursuant to which (1) a newly-formed wholly-owned corporate subsidiary of Parent shall be merged with and into the Company, with the Company continuing as the surviving corporation, immediately after which (2) the Company shall be merged with and into Parent, with Parent continuing as the surviving corporation (both steps, together, the “Merger”), and pursuant to which all of the outstanding common stock of the Company, par value $0.01 per share, will be converted into and represent the right to receive shares of the common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”);

WHEREAS, the Company has issued shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Convertible Preferred Stock”), to certain institutional investors (each individually a “Series B Preferred Holder”), which shares shall at the Effective Time be converted into the right to receive Parent Common Stock in accordance with the Merger Agreement;

WHEREAS, Parent and the Escrow Representative desire to appoint Continental Stock Transfer & Trust Company to act as Escrow Agent for the Escrowed Shares deposited or held in the Escrow Indemnity Account, the Escrow Earnout Account and the Escrow Sponsor Earnout Account (each, an “Escrow Account” and, collectively, the “Escrow Accounts”) in accordance with this Escrow Agreement, including any dividends or other income or earnings thereon (with respect to the Escrow Indemnity Account, the “Escrowed Indemnity Property,” with respect to the Escrow Earnout Account, the “Escrowed Earnout Property,” with respect to the Escrow Sponsor Earnout Account, the “Escrowed Sponsor Earnout Property,” and, collectively, the “Escrowed Property”);

WHEREAS, in accordance with the Merger Agreement, Parent shall deposit into the Escrow Earnout Account an aggregate of 52,954,523 shares of Parent Common Stock (the “Escrowed Earnout Shares”) for the purpose of distributing such shares to the Company Stockholders upon the achievement of certain targets, to be held and distributed by the Escrow Agent on the terms and conditions set forth herein;

WHEREAS, to ensure that a sufficient amount of Parent Common Stock will be available to indemnify, hold harmless and reimburse the Parent Indemnitees as required by Article VII of the Merger Agreement, on the Closing Date Parent shall deposit into the Escrow Indemnity Account an aggregate of 5,782,661 shares of Parent Common Stock (the “Escrowed Indemnity Shares”), of which 1,489,053 shares shall be “Escrowed Initial Indemnity Shares” and 4,293,608 shall be “Escrowed Earnout Indemnity Shares”); and

WHEREAS, pursuant to the Merger Agreement, on the Closing Date Parent shall cause the Sponsors to deposit into the Escrow Sponsor Earnout Account an aggregate of 1,250,000 shares of Parent Common Stock for the purpose of distributing such shares to the Sponsors upon the achievement of a certain target (the “Escrowed Sponsor Earnout Shares”);

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Escrow Agreement, the parties hereto hereby agree as follows:

ARTICLE I

APPOINTMENT OF ESCROW AGENT AND DEPOSIT OF ESCROWED SHARES

Section 1.1 Appointment. Parent and the Escrow Representative hereby appoint and designate the Escrow Agent as the escrow agent hereunder and the Escrow Agent hereby agrees to act as the escrow agent upon the terms set forth herein. The Escrow Agent agrees to accept the Escrowed Indemnity Shares, Escrowed Earnout Shares and Escrowed Sponsor Earnout Shares (collectively, the “Escrowed Shares”), to maintain the Escrow Accounts, to hold the Escrowed Shares for the benefit of the Company Stockholders and Sponsors pursuant to the terms of this Escrow Agreement, and to otherwise perform the duties of the Escrow Agent expressly set forth in this Escrow Agreement. The Escrow Agent shall hold and safeguard the Escrowed Shares and any other Escrowed Property deposited or held from time to time in the Escrow Accounts during the term of this Escrow Agreement.

Section 1.2 Deposit of Earnout Shares. On the Closing Date, Parent, on behalf of the Company Stockholders, shall deposit with the Escrow Agent stock certificates for 52,954,523 shares of Parent Common Stock (which constitute the Escrowed Earnout Shares) registered in the name of the beneficial owners of such Escrowed Earnout Shares. The Escrow Agent shall establish on its books an account (the “Escrow Earnout Account”) for which the Escrow Agent shall note the number of Escrowed Earnout Shares and other Escrowed Earnout Property held from time to time by the Escrow Agent pursuant hereto, and the Company Stockholders that beneficially own such Escrowed Earnout Shares and other Escrowed Earnout Property, if any. The Escrowed Earnout Shares shall be held for delivery to the Company Stockholders upon satisfaction of the conditions set forth in Article III hereof, or to Parent in the event that such conditions are not satisfied.

Section 1.3 Deposit of Indemnity Shares. On the Closing Date, Parent, on behalf of the Company Common Stockholders, shall deposit with the Escrow Agent stock certificates for 5,782,661 shares of Parent Common Stock (which constitute the Escrowed Indemnity Shares, which in turn consist of the Escrowed Initial Indemnity Shares and the Escrowed Earnout Indemnity Shares) registered in the name of the beneficial owners of such Escrowed Earnout Indemnity Shares. 1,717,444 (or 40%) of the Escrowed Earnout Indemnity Shares shall be “First Target Indemnity Shares,” 1,288,082 (or 30%) of the Escrowed Earnout Indemnity Shares shall be “Second Target Indemnity Shares,” and 1,288,082 (or the remaining 30%) of the Escrowed

Earnout Indemnity Shares shall be “Third Target Indemnity Shares” (collectively the “Target Indemnity Shares”). The Escrow Agent shall establish on its books an account (the “Escrow Indemnity Account”) for which the Escrow Agent shall note the number of Escrowed Indemnity Shares, Escrowed Initial Indemnity Shares, Escrowed Earnout Indemnity Shares, First Target Indemnity Shares, Second Target Indemnity Shares, Third Target Indemnity Shares and other Escrowed Indemnity Property held from time to time by the Escrow Agent pursuant hereto, and the Company Common Stockholders that beneficially own such shares and other Escrowed Indemnity Property, if any. Escrowed Earnout Indemnity Shares not delivered to Parent pursuant to Section 2.2(b) hereof shall be held for delivery to the Company Common Stockholders upon satisfaction of the conditions set forth in Article III hereof or to Parent in the event that such conditions are not satisfied.

Section 1.4 Deposit of Sponsor Earnout Shares. On the Closing Date, Parent shall cause the Sponsors to deposit with the Escrow Agent stock certificates representing 1,250,000 shares of Parent Common Stock (which constitute the Escrowed Sponsor Earnout Shares) registered in the name of the beneficial owners of such Escrowed Sponsor Earnout Shares. The Escrow Agent shall establish on its books an account (the “Escrow Sponsor Earnout Account”) for which the Escrow Agent shall note the number of Escrowed Sponsor Earnout Shares and other Escrow Sponsor Earnout Property held from time to time by the Escrow Agent pursuant hereto, and the Sponsors that beneficially own such Escrowed Sponsor Earnout Shares and other Escrowed Sponsor Earnout Property, if any. The Escrowed Sponsor Earnout Shares shall be held for delivery to the Sponsors upon satisfaction of the conditions set forth in Article III hereof, or to Parent in the event that such conditions are not satisfied.

Section 1.5 Allocation Schedule.

(a) On the Closing Date, the Company and the Escrow Representative shall deliver to the Escrow Agent a schedule setting forth the respective interests of each Company Stockholder with respect to the Escrowed Shares (as the same may be amended from time to time in accordance with Section 9.2 hereof, the “Company Stockholders Allocation Schedule”), together with the addresses of record of such Company Stockholders and any additional information reasonably requested by the Escrow Agent.

(b) On the Closing Date, the Sponsors Representative shall deliver to the Escrow Agent a schedule setting forth the respective interests of each Sponsor with respect to the Escrowed Sponsor Earnout Shares (as the same may be amended from time to time in accordance with Section 9.2 hereof, the “Sponsors Allocation Schedule”), together with the addresses of record of such Sponsors and any additional information reasonably requested by the Escrow Agent.

Section 1.6 Restrictive Legends. The certificates evidencing the Escrowed Shares shall be stamped or otherwise imprinted with a legend substantially in the forms set forth in the Instruction Letter and the Escrowed Shares shall not be sold or otherwise transferred except in accordance therewith. Prior to any transfer of Esrowed Shares, Parent is entitled to receive, upon request, an opinion of counsel in a form reasonably satisfactory to Parent, that such transfer or sale is being made in compliance with the restrictions set forth in the restrictive legends for such Escrowed Shares.

ARTICLE II

DELIVERY OF ESCROWED INDEMNITY PROPERTY

Section 2.1 Parent Demands for Indemnification. Indemnification claims under Article VII of the Merger Agreement shall be resolved as follows:

(a) At any time or from time to time before the date that is fifteen (15) months from the Closing Date (the “Indemnity Escrow Termination Date”), Parent and the Escrow Representative may deliver to the Escrow Agent a Joint Notice setting forth the number of Escrowed Indemnity Shares to be delivered to Parent for indemnification pursuant to Article VII of the Merger Agreement (a “Claimed Amount”), together with a dollar value represented by such Claimed Amount, as if the amount payable pursuant to such Claimed Amount were paid on the date the Joint Notice is delivered to the Escrow Agent.

(b) At any time or from time to time before the Indemnity Escrow Termination Date, Parent may deliver to the Escrow Agent and the Escrow Representative a written notice (a “Parent Demand”) setting forth a Claimed Amount, as if the amount payable pursuant to such Claimed Amount were paid on the date the Parent Demand is delivered to the Escrow Agent. Within thirty (30) days after receipt of a Parent Demand (the “Response Period”), the Escrow Representative may deliver to the Escrow Agent and Parent a written notice (a “Response Notice”), stating: (A) the portion of the Claimed Amount, if any, to which the Escrow Representative does not object (the “Agreed Amount”); and (B) the portion of the Claimed Amount to which the Escrow Representative objects (the “Disputed Amount”).

(c) If, at any time prior to the Indemnity Escrow Termination Date, the Escrow Agent receives a Joint Notice, then the Escrow Agent shall deliver to Parent (pursuant to Section 2.2 hereof) the lesser of (x) the Claimed Amount specified in such Joint Notice and (y) the Escrowed Indemnity Shares then held by the Escrow Agent.

(d) If, during the Response Period, the Escrow Agent receives a Response Notice with respect to a Parent Demand, then the Escrow Agent shall:

(i) deliver to Parent (pursuant to Section 2.2 hereof) the lesser of (x) the Agreed Amount specified in such Response Notice, if any, and (y) the Escrowed Indemnity Shares then held by the Escrow Agent; and

(ii) hold the Disputed Amount, if any, until such time as (A) the Escrow Agent receives a Joint Notice directing the Escrow Agent to deliver the Disputed Amount (or a portion thereof) as specified in such Joint Notice, or (B) the Escrow Agent is directed by a court order, judgment or decree, accompanied by an opinion of counsel addressed to the Escrow Agent, upon which the Escrow Agent shall conclusively rely, to the effect that such order, judgment or decree is the final, non-appealable judgment, order or decree of a court of competent jurisdiction (a “Final Order”) presented by the prevailing party to deliver the Disputed Amount (or a portion thereof) to the person(s) (or Escrow Account) named in the Final Order. In any event described in clause (A) or (B) above, the Escrow Agent shall deliver (pursuant to Section 2.2 hereof) the lesser of (x) the Disputed Amount (or a portion thereof) specified in such Joint Notice or Final Order, as applicable, and (y) the Escrowed Indemnity Shares then held by the Escrow Agent.

(e) If the Escrow Agent does not receive a Response Notice with respect to a Parent Demand within the appropriate Response Period, then, no later than five (5) Business Days after the expiry of the Response Period, the Escrow Agent shall deliver to Parent (pursuant to Section 2.2 hereof) the lesser of (x) the Claimed Amount specified in such Parent Demand, and (y) the Escrowed Indemnity Shares then held by the Escrow Agent.

(f) Any portion of the Escrowed Property delivered to Parent from time to time by the Escrow Agent pursuant to a Joint Notice, Parent Demand, Response Notice or Final Order shall cease to be part of the Escrowed Indemnity Property at the time of delivery thereof.

Section 2.2 Delivery of Escrowed Shares to Parent.

(a) When delivering any Claimed Amount to Parent pursuant to Section 2.1 hereof, the Escrow Agent shall first deliver to Parent certificates representing Escrowed Initial Indemnity Shares, and the Escrow Agent shall deduct from the Escrow Indemnity Account that number of Escrowed Initial Indemnity Shares so delivered to Parent.

(b) To the extent that there are insufficient Escrowed Initial Indemnity Shares to satisfy the Claimed Amount to be delivered to Parent pursuant to Section 2.1, hereof the Escrow Agent shall deliver to Parent certificates representing Escrowed Earnout Indemnity Shares, and the Escrow Agent shall make a corresponding deduction from the Escrow Earnout Indemnity Account. The Escrow Agent shall deduct 40% of such delivered Escrowed Earnout Indemnity Shares from the First Target Indemnity Shares and 30% of such delivered Escrowed Earnout Indemnity Shares from each of the Second Target Indemnity Shares and the Third Target Indemnity Shares (such that the total number of delivered Escrowed Earnout Indemnity Shares is deducted pro rata from each set of Target Indemnity Shares).

(c) The number of Escrowed Indemnity Shares delivered to Parent pursuant to this Section 2.2 shall be deducted from the shares available for delivery to the Company Common Stockholders pro rata among such Company Common Stockholders based on their respective interests in all of the Escrowed Shares. For the avoidance of doubt, no such deductions shall be made pursuant to this Section 2.2 with respect to the Escrowed Shares of the Series B Preferred Holders in their capacity as such.

(d) Notwithstanding any Claimed Amount pursuant to Section 2.1(a), the number of Escrowed Indemnity Shares required to satisfy any actual Claimed Amount, Agreed Amount or Disputed Amount shall be calculated by reference to the Closing Price of Parent Common Stock on the date such Escrowed Indemnity Shares are delivered to Parent.

Section 2.3 Delivery of Escrowed Initial Indemnity Shares to the Escrow Representative. No later than five (5) Business Days following the Indemnity Escrow Termination Date, and only after the delivery to Parent of any Claimed Amount or Agreed Amount pursuant to Sections 2.1 and 2.2 hereof, the Escrow Agent shall deliver to the Company Common Stockholders, as directed by the Escrow Representative in writing, the Escrowed Initial Indemnity Shares then being held by the Escrow Agent, provided that (i) the Escrow Agent shall retain, in the Escrow Indemnity Account, Escrowed Initial Indemnity Shares sufficient to satisfy all outstanding Disputed Amounts (such shares, the “Retained Initial Indemnity Shares”), (ii) for the purposes of determining the number of Retained Initial Indemnity Shares required to satisfy a Disputed Amount, such shares shall be valued at the Closing Price of Parent Common Stock on the trading day prior to the Indemnity Escrow Termination Date, and (iii) the Retained Initial Indemnity Shares shall not be delivered to either Parent or the Company Common Stockholders until receipt of a Joint Notice or Final Order in accordance with Section 2.1(d)(ii) hereof.

Section 2.4 Transfer of Escrowed Earnout Indemnity. As soon as practicable and in any event within five (5) Business Days following the Indemnity Escrow Termination Date, and only after the delivery to Parent of any Claimed Amount or Agreed Amount pursuant to Sections 2.1 and 2.2 hereof, the Escrowed Earnout Indemnity Shares remaining in the Escrow Indemnity Account shall be transferred to the Escrow Earnout Account, become part of the Escrowed Earnout Shares and be delivered in accordance with Article III hereof, provided that (i) the Escrow Agent shall, after giving consideration to any Retained Initial Indemnity Shares, retain in the Escrow Indemnity Account sufficient Escrowed Earnout Indemnity Shares to satisfy all outstanding Disputed Amounts (such shares, the “Retained Earnout Indemnity Shares”), (ii) for the purposes of determining the number of Retained Earnout Indemnity Shares required to satisfy a Disputed Amount, such shares shall be valued at the Closing Price of Parent Common Stock on the trading day prior to the Indemnity Escrow Termination Date, and (iii) the Retained Earnout Indemnity Shares shall not be delivered to Parent or transferred to the Escrow Earnout Account until receipt of a Joint Notice or Final Order in accordance with Section 2.1(d)(ii) hereof.

Section 2.5 Delivery or Transfer of Dividends and Distributions. In delivering or transferring any Escrowed Indemnity Shares pursuant to this Article II, the Escrow Agent shall concurrently deliver or transfer to the Company Stockholders, Sponsors or Parent, as applicable, the corresponding dividends and distributions, if any, paid or made in respect of such delivered shares as set forth in Section 4.1 hereof, to the extent not previously released pursuant thereto.

Section 2.6 Means of Delivery. Any of the Escrowed Property delivered by the Escrow Agent to any party pursuant to this Article II shall be delivered by such means as shall be set forth in the written instructions from such party delivered and reasonably satisfactory to the Escrow Agent.

ARTICLE III

DELIVERY OF ESCROWED EARNOUT PROPERTY

Section 3.1 Demand and Delivery of Escrowed Earnout Shares. The Escrowed Earnout Shares shall be delivered as follows.

(a) At any time after the first anniversary of the Closing Date, and after the satisfaction of the condition set forth on Schedule 3.1(a) attached hereto (the “First Delivery Condition”), the Escrow Representative shall be entitled to deliver written notice to the Escrow Agent, with a copy to Parent, the Series B Preferred Holders and the Sponsors Representative (the “First Release Notice”), indicating whether, in the exercise of its reasonable judgment, the Escrow Representative believes the First Delivery Condition has been satisfied, and setting forth a description in reasonable detail of the facts and circumstances that evidence such satisfaction. The First Release Notice shall also contain a demand for delivery (A) to the Company Common Stockholders of the Common First Target Shares plus any First Target Indemnity Shares that, pursuant to Section 2.2 hereof, are not (x) delivered to Parent, (y) retained until the Indemnity Escrow Termination Date and/or (z) Retained Earnout Indemnity Shares and (B) to the Series B Preferred Holders of an aggregate of 3,000,000 of the Escrowed Earnout Shares set forth under the column entitled “First Target Shares” and allocated to Series B Preferred Holders on the Company Stockholders Allocation Schedule (collectively, the “Claimed First Target Shares”).

(i) Within five (5) Business Days after receipt by Parent of a copy of the First Release Notice, Parent shall be entitled to deliver written notice to the Escrow Agent, with a copy to the Escrow Representative and the Series B Preferred Holders (any such notice, a “First Release Challenge Notice”), disputing any of the facts and circumstances set forth in such First Release Notice or the number of Claimed First Target Shares to be distributed to the Company Common Stockholders pursuant thereto. The First Release Challenge Notice shall set forth (A) the portion of the Claimed First Target Shares to which Parent does not object, if any (the “Agreed First Target Shares”), and (B) the portion of the Claimed First Target Shares to which Parent objects (the “Disputed First Target Shares”).

(ii) If the Escrow Agent does not receive a First Release Challenge Notice within five (5) Business Days of receipt of the First Release Notice, then the Escrow Agent shall promptly deliver from escrow (x) the Claimed First Target Shares to the Company Stockholders in accordance with the Company Stockholders Allocation Schedule and (y) the Escrowed Sponsor Earnout Shares to the Sponsors.

(iii) If the Escrow Agent is in receipt of a First Release Challenge Notice prior to the sixth Business Day after receipt of a First Release Notice, the Escrow Agent shall (A) deliver from escrow the Agreed First Target Shares, if any, to the Company Stockholders and the Escrowed Sponsor Earnout Shares to the Sponsors; and (B) hold the Disputed First Target Shares, if any, until such time as (x) the Escrow Agent receives a Joint Notice directing the Escrow Agent to deliver the Disputed First Target Shares (or a portion thereof) as specified in such Joint Notice or (y) the Escrow Agent is directed by a Final Order presented by the prevailing party to deliver the Disputed First Target Shares (or a portion thereof) to the person(s) named in the Final Order; provided that, if the First Release Challenge Notice challenges only the number of Claimed First Target Shares to be delivered to the Company Common Stockholders (and not the satisfaction of the First Delivery Condition), then the Escrow Agent shall deliver on the sixth Business Day after receipt of the First Release Notice, 3,000,000 Claimed First Target Shares to the Series B Preferred Holders and the Escrowed Sponsor Earnout Shares to the Sponsors. In the event that, on March 31, 2014, there are any Claimed First

Target Shares or Escrowed Sponsor Earnout Shares that are not the subject of a First Release Notice and remain in the Escrow Earnout Account, the Escrow Agent shall deliver such Claimed First Target Shares and Escrowed Sponsor Earnout Shares to Parent as soon as is practicable, which shares shall automatically be cancelled and shall cease to exist in accordance with the terms of the Merger Agreement.

(b) At any time after the second anniversary of the Closing Date, and after the satisfaction of the condition set forth on Schedule 3.1(b) attached hereto (the “Second Delivery Condition”), the Escrow Representative shall be entitled to deliver written notice to the Escrow Agent, with a copy to Parent and the Series B Preferred Holders (a “Second Release Notice”), indicating whether, in the exercise of its reasonable judgment, the Escrow Representative believes that the Second Delivery Condition has been satisfied, and setting forth a description in reasonable detail of the facts and circumstances that evidence such satisfaction. The Second Release Notice shall also contain a demand for delivery (A) to the Company Common Stockholders of the Common Second Target Shares plus any Second Target Indemnity Shares that, pursuant to Section 2.2 hereof, are not (x) delivered to Parent and (y) Retained Earnout Indemnity Shares and (B) to the Series B Preferred Holders of an aggregate of 2,250,000 of the Escrowed Earnout Shares set forth under the column entitled “Second Target Shares” and allocated to Series B Preferred Holders on the Company Stockholders Allocation Schedule (collectively, the “Claimed Second Target Shares”).

(i) Within five (5) Business Days after receipt by Parent of a copy of the Second Release Notice, Parent shall be entitled to deliver written notice to the Escrow Agent, with a copy to the Escrow Representative and the Series B Preferred Holders (any such notice, a “Second Release Challenge Notice”), disputing any of the facts and circumstances set forth in such Second Release Notice or the number of Claimed Second Target Shares to be distributed to the Company Common Stockholders pursuant thereto. The Second Release Challenge Notice shall set forth (A) the portion of the Claimed Second Target Shares to which Parent does not object, if any (the “Agreed Second Target Shares”), and (B) the portion of the Claimed Second Target Shares to which Parent objects (the “Disputed Second Target Shares”).

(ii) If the Escrow Agent does not receive a Second Release Challenge Notice within five (5) Business Days of receipt of the Second Release Notice, then the Escrow Agent shall promptly deliver from escrow the Claimed Second Target Shares to the Company Stockholders in accordance with the Company Stockholders Allocation Schedule.

(iii) If the Escrow Agent is in receipt of a Second Release Challenge Notice prior to the sixth Business Day after receipt of a Second Release Notice, the Escrow Agent shall (A) deliver from escrow the Agreed Second Target Shares, if any, to the Company Stockholders; and (B) hold the Disputed Second Target Shares, if any, until such time as (x) the Escrow Agent receives a Joint Notice directing the Escrow Agent to deliver the Disputed Second Target Shares (or portion thereof) as specified in such Joint Notice, or (y) the Escrow Agent is directed by a Final Order presented by the prevailing party to deliver the Disputed Second Target Shares (or a portion thereof) to the person(s) named in the Final Order; provided that, if the Second Release Challenge Notice challenges only the number of Claimed Second Target Shares to be delivered to the Company Common Stockholders (and not the satisfaction of the Second Delivery Condition), then the Escrow Agent shall deliver, on the sixth Business Day after receipt of the Second Release Notice, 2,250,000 Claimed Second Target Shares to the Series B Preferred Holders. In the event that, on March 31, 2014, there are any Claimed Second Target Shares that are not the subject of a Second Release Notice and remain in the Escrow Earnout Account, the Escrow Agent shall deliver such Claimed Second Target Shares to Parent as soon as is practicable, which shares shall automatically be cancelled and shall cease to exist in accordance with the terms of the Merger Agreement.

(c) At any time after the third anniversary of the Closing Date, and after the satisfaction of the condition set forth on Schedule 3.1(c) attached hereto (the “Third Delivery Condition”), the Escrow Representative shall be entitled to deliver written notice to the Escrow Agent, with a copy to Parent and the Series B Preferred Holders (a “Third Release Notice”), indicating whether, in the exercise of its reasonable judgment, the Escrow Representative believes that the Third Delivery Condition has been satisfied, and setting forth a description in reasonable detail of the facts and circumstances that evidence such satisfaction. The Third Release Notice shall also contain a demand for deliver (A) to the Company Stockholders the Common Third Target Shares plus any Third Target Indemnity Shares that, pursuant to Section 2.2 hereof, are not (x) delivered to Parent and (y) Retained Earnout Indemnity Shares and (B) to the Series B Preferred Holders of an aggregate of 2,250,000 of the Escrowed Earnout Shares set forth under the column entitled “Third Target Shares” and allocated to Series B Preferred Holders on the Company Stockholders Allocation Schedule (collectively, the “Claimed Third Target Shares”).

(i) Within five (5) Business Days after receipt by Parent of a copy of the Third Release Notice, Parent shall be entitled to deliver written notice to the Escrow Agent, with a copy to the Escrow Representative and the Series B Preferred Holders (any such notice, a “Third Release Challenge Notice”), of the disagreement of Parent with any of the facts and circumstances set forth in such Third Release Notice or the number of Claimed Third Target Shares to be distributed to the Company Common Stockholders pursuant thereto. The Third Release Challenge Notice shall set forth (A) the portion of the Claimed Third Target Shares to which Parent does not object, if any (the “Agreed Third Target Shares”), and (B) the portion of the Claimed Third Target Shares to which Parent objects (the “Disputed Third Target Shares”).

(ii) If the Escrow Agent does not receive a Third Release Challenge Notice within five (5) Business Days of, receipt of the Third Release Notice, then the Escrow Agent shall promptly deliver from escrow the Claimed Third Target Shares to the Company Stockholders in accordance with the Company Stockholders Allocation Schedule.

(iii) If the Escrow Agent is in receipt of a Third Release Challenge Notice prior to the sixth Business Day after receipt of a Third Release Notice, the Escrow Agent shall (A) deliver from escrow the Agreed Third Target Shares, if any, to the Company Stockholders; and (B) hold the Disputed Third Target Shares, if any, until such time as (x) the Escrow Agent receives a Joint Notice directing the Escrow Agent to deliver the Disputed Third Target Shares (or portion thereof) as specified in such Joint Notice, or (y) the Escrow Agent is directed by a Final Order presented by the prevailing party to deliver the Disputed Third Target Shares (or a portion thereof) to the person(s) named in the Final Order; provided that, if the Third Release Challenge Notice challenges only the number of Claimed Third Target Shares to be delivered to the Company Common Stockholders (and not the satisfaction of the Third Delivery Condition), then the Escrow Agent shall deliver, on the sixth Business Day after receipt of the Second Release Notice, 2,250,000 Claimed Third Target Shares to the Series B Preferred Holders. In the event that, on March 31, 2014, there are any Claimed Third Target Shares that are not the subject of a Third Release Notice and remain in the Escrow Earnout Account, the Escrow Agent shall deliver such Claimed Third Target Shares to Parent as soon as is practicable, which shares shall automatically be cancelled and shall cease to exist in accordance with the terms of the Merger Agreement.

(d) In the event the outstanding shares of Parent Common Stock shall be subdivided or reclassified into a greater number of shares of Parent Common Stock, the target share price triggers contained in the First Delivery Condition, Second Delivery Condition and Third Delivery Condition (the “Share Price Triggers”) in effect at the close of business on the day upon which such subdivision or reclassification becomes effective shall be equitably and proportionately reduced, and conversely, in case outstanding shares of Parent Common Stock shall each be combined or reclassified into a smaller number of shares of Parent Common Stock, the Share Price Triggers in effect at the close of business on the day upon which such combination or reclassification becomes effective shall be equitably and proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective. Parent shall promptly provide to the Escrow Agent, with a copy to the Series B Preferred Holders, a revised Schedule 3.1(a), Schedule 3.1(b) and/or Schedule 3.1(c), as applicable, reflecting the adjusted Share Price Triggers.

(e) In connection with any such subdivision or reclassification into a greater number of shares of Parent Common Stock, the Escrowed Shares distributable upon the achievement of the applicable delivery conditions shall be equitably and proportionately increased and, conversely, in connection with any such combination or reclassification into a smaller number of shares of Parent Common Stock, the Escrowed Shares distributable upon the achievement of the applicable delivery conditions shall be equitably and proportionately reduced. For example, for purposes of clarity, (x) in the case of a 2-for-1 stock split of Parent Common Stock, the Escrowed Sponsor Earnout Shares shall be increased from 1,250,000 to 2,500,000 and (y) in the case of a 1-for-2 reverse stock split of Parent Common Stock, the Escrowed Earnout Shares shall be reduced from 1,250,000 to 625,000. Parent shall promptly provide to the Escrow Agent, with a copy to the Series B Preferred Holders, a revised Company Stockholders Allocation Schedule and Sponsors Allocation Schedule, if applicable, reflecting the adjustments to the Escrowed Shares.

(f) Without limiting the specificity of any of the foregoing, it is the intent of the parties to provide for fair and equitable adjustments to the Share Price Triggers and the Escrowed Shares to preserve the economic benefits intended to be provided to the Company Stockholders and the Sponsors, respectively, under the terms of this Escrow Agreement in the event there is any change in or conversion of the Parent Common Stock and, accordingly, the Board shall make appropriate equitable adjustments in connection therewith, as determined in the good faith judgment of the Board.

(g) Neither Parent nor any affiliate thereof shall take any action, directly or indirectly, with the intent or effect of influencing or manipulating the market prices of Parent Common Stock during any measurement period described in Sections 3.1(a), (b) or (c) hereof. Furthermore, for the purposes of determining whether a Share Price Trigger has been achieved for 20 trading days within any 30-trading-day period pursuant to the First Delivery Condition, the Second Delivery Condition or the Third Delivery Condition, any trading days as of which Parent, any Sponsor, any Company Stockholder or any of their respective Affiliates (A) makes a public announcement or statement relating to the purchase or sale of equity securities of Parent (other than ordinary-course, generic statements as to the possibility of such purchases from time to time and which do not specify either the amount of any such potential purchases nor the price or prices at which such purchases can be made), whether in the public market or otherwise, or (B) purchases, in the aggregate, to the best knowledge of Parent, Parent Common Stock exceeding 1% of the average daily trading volume reported for the security in during the four calendar weeks preceding the week in which such purchases were made, shall not be counted as days on which such Share Price Triggers has been achieved. Such excluded days shall extend the 30-day trading-day measurement period by an equal number of days.

Section 3.2 Delivery of Dividends and Distributions. In releasing any Escrowed Earnout Shares or Escrowed Sponsor Earnout Shares pursuant to this Article III, the Escrow Agent shall concurrently deliver to the Company Stockholders or Sponsors (as set forth in the applicable release notice) or Parent, as applicable, the corresponding dividends and distributions, if any, paid or made in respect of such delivered shares as set forth in Section 4.1 hereof, to the extent not previously released pursuant thereto.

Section 3.3 Change of Control or Reorganization Event. Notwithstanding anything to the contrary set forth herein, in the event of a Change of Control or Reorganization Event, all the Escrowed Earnout Shares, Escrowed Indemnity Shares and Escrowed Sponsor Earnout Shares remaining in the Escrow Accounts shall be delivered to the Company Stockholders or Sponsors, as applicable, or cancelled as follows: (i) to the extent that the Change of Control or Reorganization Event Consideration exceeds the First Delivery Condition, any Claimed First Target Shares shall be released, (ii) to the extent that the Change of Control or Reorganization Event Consideration exceeds the Second Delivery Condition, any Claimed Second Target Shares shall be released, and (iii) to the extent that the Change of Control or Reorganization Event Consideration exceeds the Third Delivery Condition, any Claimed Third Target Shares shall be released. To the extent that the Change of Control or Reorganization Event Consideration does not exceed the First Delivery Condition, Second Delivery Condition, or the Third Delivery Condition, as applicable, the Escrowed Shares with respect to the First Delivery Condition, Second Delivery Condition or Third Delivery Condition, as applicable, shall no longer be outstanding and shall be cancelled, effective upon completion of such Change of Control or Reorganization Event.

ARTICLE IV

CONCERNING THE PARENT COMMON STOCK

Section 4.1 Conversions, Dividends, Stock Splits, Mergers, Etc.

(a) So long as any of the Escrowed Shares are held by the Escrow Agent under this Escrow Agreement, all stock dividends and distributions paid or made in respect of the Escrowed Shares held by the Escrow Agent (including all such dividends and distributions made in connection with any recapitalization, reclassification, split, combination or exchange of shares other than a recapitalization, reclassification, split, combination or exchange made in connection with a Change of Control of Reorganization Event with respect to which Section 3.3 will apply) shall be held by the Escrow Agent as Escrowed Indemnity Shares, Escrowed Earnout Shares or Sponsor Earnout Shares, as applicable. All stock dividends shall be issued in the name of the applicable Company Stockholder or Sponsor and shall be endorsed in blank for transfer and deposited with the Escrow Agent as Escrowed Indemnity Shares, Escrowed Earnout Shares or Sponsor Earnout Shares, as applicable, hereunder. All cash or property dividends, distributions, and other amounts paid on or in respect of the Escrowed Shares and any other Escrowed Property held by the Escrow Agent shall added to the Escrow Indemnity Account, Escrow Earnout Account or Escrow Sponsor Earnout Account, as applicable, for the accounts of the Company Stockholders or Sponsors on or with respect to whose Escrowed Shares or Escrowed Property such amounts were distributed or paid.

(b) If Parent shall enter into any transaction in which shares of Parent Common Stock are converted into the right to receive cash, securities or other property, each Company Stockholder or Sponsor may, in its sole discretion, with respect to any Escrowed Shares beneficially owned by such Company Stockholder or Sponsor, as the case may be, take all actions necessary or advisable in connection with such transactions, including, without limitation, with respect to the execution and delivery of any letters of transmittal or similar documents relating to such transaction and the exercise of any dissenter’s rights in respect thereof, and Escrow Agent shall cooperate with such Company Stockholder or Sponsor in connection with effecting such action, including, without limitation, by releasing directly to Parent for conversion in connection with such transaction any Escrowed Shares to be delivered with such letters of transmittal. Any cash, securities, rights or other property received by any Company Stockholder or Sponsor in respect of Escrowed Shares in such a transaction shall be deposited directly into the Escrow Indemnity Account, Escrow Earnout Account or Escrow Sponsor Earnout Account, as applicable. All of such cash, securities, rights or other property shall be held and distributed as though they were Escrowed Shares hereunder; provided, however, that if such transaction constitutes a Change of Control or Reorganization Event, such property held as Escrowed Earnout Shares or Sponsor Earnout Shares may be delivered or cancelled in accordance with Section 3.3 hereof. In addition, in the event that any tender or exchange offer for shares of Parent Common Stock is commenced at any time at which there remain Escrowed Shares, each Company Stockholder or Sponsor may, in its sole discretion, direct the Escrow Agent to cause any Escrowed Shares attributable to such Company Stockholder or Sponsor to be duly tendered into such tender or exchange offer. Any cash, securities or other property received in respect of such tendered Escrowed Shares shall be deposited directly into the Escrow Indemnity Account, Escrow Earnout Account or Escrow Sponsor Earnout Account, as applicable; provided, however, that if the consummation of such tender offer and any related transactions constitute a Change of Control or Reorganization Event, such property held as Escrowed Earnout Shares or Sponsor Earnout Shares may be delivered or cancelled in accordance with Section 3.3 hereof.

Section 4.2 Voting Rights. All voting rights of the shares of Parent Common Stock held by the Escrow Agent shall be vested in the Company Stockholders or Sponsors to whom such shares are attributed on the Company Stockholders Allocation Schedule or the Sponsors Allocation Schedule, as applicable, unless and until such shares of Parent Common Stock are delivered to Parent pursuant to this Escrow Agreement. The Escrow Agent will promptly forward to each Company Stockholder or Sponsor to whom any Escrowed Shares are credited all notices of stockholders’ meetings, proxy statements and reports to stockholders received by the Escrow Agent in respect thereof and will either (a) vote the Escrowed Shares credited to such Company Stockholder or Sponsor only in accordance with written instructions received from such Company Stockholder or Sponsor or (b) forward to such Company Stockholder or Sponsor a signed proxy enabling the Company Stockholder or Sponsor to vote such Escrowed Shares. The Escrow Agent shall be reimbursed for the cost of such forwarding in accordance with Section 8.2 hereof.

ARTICLE V

NO FRACTIONAL SHARES

No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the disbursement of Escrowed Shares. Any fractional share created through a stock split or other reorganization event shall be cancelled.

ARTICLE VI

INVESTMENT OF ESCROWED CASH

Until the termination of this Escrow Agreement and the delivery of the Escrowed Property held by the Escrow Agent pursuant hereto, the Escrow Agent shall, at the written direction of the Escrow Representative, invest and reinvest any portion of the Escrowed Property held by the Escrow Agent hereunder that consists of cash or cash equivalents (the “Escrowed Cash”) solely in (a) marketable obligations of, or obligations guaranteed by, the United States of America or (b) Federal Obligations (as defined below). In the event that the Escrow Representative does not give written directions to the Escrow Agent in a timely manner, the Escrow Agent shall invest and reinvest the Escrowed Cash in instruments of the type set forth above in clause (a) or (b) of the first sentence of this Article VI. The Escrow Agent shall have no liability to the Company Stockholders, Sponsors or Parent arising, directly or indirectly, from any investment made pursuant to this Article VI. As used herein, the term “Federal Obligations” means obligations of, or obligations guaranteed by, the United States of America or any agency thereof. Any dividends, interest or other income earned from the investment of the Escrowed Cash shall be treated as dividends and distributions as set forth in Section 4.1(a) hereof.

ARTICLE VII

TAX-RELATED TERMS AND APPOINTMENT OF ESCROW REPRESENTATIVE

AND SPONSORS REPRESENTATIVE

Section 7.1 Tax Reporting. The parties hereto agree to treat the Company Stockholders and Sponsors as the owners of the Escrowed Property for all tax purposes in the proportions set forth on Company Stockholders Allocation Schedule and the Sponsors Allocation Schedule, respectively, and shall comply with all reporting and withholding obligations on that basis. Accordingly, each of the Company Stockholders and Sponsors agrees to include in its taxable income, to the extent applicable, its proportionate share of any earnings on the Escrowed Property.

Section 7.2 Certification of Tax Identification Number. To the extent required by applicable law, each Company Stockholder and Sponsor shall provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or an appropriate Form W-8, in case of non-U.S. persons) to the Escrow Agent prior to the date on which any dividend or other distribution is paid or made in respect of Escrowed Shares or income earned on the investment of the Escrowed Cash is credited to the Escrowed Cash. Each of the Escrow Representative, Company Stockholders and Sponsors understands that, in the event its tax identification numbers are not certified to the Escrow Agent, the Code may require withholding of a portion of any interest or other income earned on the investment of the Escrowed Cash.

Section 7.3 Other Tax Matters. The Escrow Agent is hereby authorized and instructed to comply with all requirements under applicable tax laws, including those relating to missing taxpayer identification numbers, and to file any appropriate reports with the applicable taxing authorities, including the Internal Revenue Service, with respect to any payment made by the Escrow Agent hereunder and any earnings on the Escrowed Property. The Escrow Agent shall be entitled to deduct and withhold from amounts otherwise payable to the Company Stockholders and Sponsors such amounts as the Escrow Agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Escrow Agent so withholds any amounts, such amounts shall be treated for all purposes of this Escrow Agreement as having been paid to the Company Stockholder or Sponsor in respect of which the Escrow Agent made such deduction and withholding. The Escrow Agent shall timely pay over any amounts so deducted or withheld to the applicable taxing authority.

Section 7.4 Tax Distributions. Notwithstanding anything in this Escrow Agreement to the contrary, if the majority of the Unaffiliated Directors determines that a portion of any amounts paid in respect of the Escrowed Property should be distributed to the Company Stockholders and/or Sponsors in respect of tax liabilities arising from such amounts, the Board shall direct the Escrow Agent to make such distribution to the Company Stockholders and Sponsors. In determining the amount to be distributed, the Board may take into account prevailing tax rates and other factors it determines relevant for such purposes.

Section 7.5 Escrow Representative. Communications Investors LLC is hereby designated by Parent, the Company Stockholders and the Sponsors serve as the agent of such the Company Stockholders and the Sponsors, as the initial Escrow Representative hereunder and by its signature below it hereby acknowledges such appointment and agrees to serve in such capacity on the terms and subject to the conditions set forth in this Escrow Agreement. The Escrow Representative (including any successor or successors thereto) shall act as the representative of the Company Stockholders and the Sponsors, and shall be authorized to act on behalf of the Company Stockholders and the Sponsors and to take any and all actions required or permitted to be taken by the Escrow Representative under this Escrow Agreement. Any party to this Escrow Agreement shall be entitled to rely on all statements, representations and decisions of the Escrow Representative.

Section 7.6 Escrow Representative Expenses and Indemnification. The Escrow Representative shall be authorized to incur any reasonable costs and expenses and to take any action reasonably necessary, as determined by the Escrow Representative, to fulfill its obligations under this Escrow Agreement, which expenses shall be born by Parent. Each Company Common Stockholder shall jointly and severally indemnify the Escrow Representative from and against such Company Common Stockholder’s ratable share of any and all liabilities, losses, damages, claims, costs or expenses (including the reasonable fees and expenses of any legal counsel retained by the Escrow Representative) suffered or incurred by the Escrow Representative arising out of or resulting from any such action taken or omitted to be taken by the Escrow Representative in its capacity as Escrow Representative under Article VII of the Merger Agreement. The Escrow Representative shall not be entitled to any compensation for his, her or its services in such capacity.

Section 7.7 Sponsors Representative. Trivergance, LLC is hereby designated by the Sponsors serve as the agent of the Sponsors, as the initial Sponsors Representative hereunder and by its signature below it hereby acknowledges such appointment and agrees to serve in such capacity on the terms and subject to the conditions set forth in this Escrow Agreement. The Sponsors Representative (including any successor or successors thereto) shall act as the representative of the Sponsors for the limited purposes set forth in this Agreement, and shall be authorized to act on behalf of the Sponsors and to take any and all actions required or permitted to be taken by the Escrow Representative under this Escrow Agreement. Any party to this Escrow Agreement shall be entitled to rely on all statements, representations and decisions of the Sponsor Representative.

ARTICLE VIII

RESPONSIBILITY OF ESCROW AGENT; FEES; DISPUTES

Section 8.1 Responsibility of Escrow Agent.

(a) The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made.

(b) Notwithstanding anything to the contrary in this Escrow Agreement, prior to taking any action hereunder, the Escrow Agent may, if in doubt regarding its duties and obligations, seek instructions from Parent and the Escrow Representative, or from Parent and the

Sponsors Representative, as applicable, and if such instructions are in conflict, the Escrow Agent may seek instructions or other relief (including but not limited to interpleader) from a court of competent jurisdiction, and further may request such evidence, documents, certificates or opinions as it may deem appropriate. The Escrow Agent shall be entitled to act in reliance upon the advice of counsel in all matters pertaining to this Escrow Agreement, and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(c) The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement, unless such is in writing and signed by Parent, the Escrow Representative and a majority of the Unaffiliated Directors.

(d) Parent and the Escrow Representative jointly and severally agree to indemnify and hold the Escrow Agent harmless, and further to protect and defend the Escrow Agent (with counsel selected by the Escrow Agent) against any losses, liabilities and damages incurred by the Escrow Agent as a consequence of any action taken or omitted to be taken by it in the performance of its obligations hereunder (including, without limitation, the reasonable fees and disbursements of counsel), with the exception of any losses, liabilities and damages arising from the Escrow Agent’s gross negligence or willful misconduct.

Section 8.2 Fees of Escrow Agent. For its services hereunder, Parent shall pay, and the Escrow Agent shall receive, fees and expenses as set forth on Schedule 8.2 attached hereto (prorated for partial months) plus reasonable out-of-pocket expenses until it has delivered all of the Escrowed Property pursuant to this Escrow Agreement. The Escrow Agent shall be reimbursed by Parent for all reasonable out-of-pocket expenses incurred by the Escrow Agent necessary to perform such services (other than taxes imposed in respect of the receipt of the fees referred to in the preceding sentence).

Section 8.3 Disputes Between the Parties. In the event that any of the Escrowed Shares are required to be maintained in escrow pending receipt of a Final Order directing distribution of any of the Escrowed Shares, (a) it is the intention of the parties hereto that the court to issue such Final Order will be charged with determining whether the conditions for delivery of such Escrowed Shares to Parent, the Company Stockholders or Sponsors as set forth in this Escrow Agreement or any other agreement relevant thereto, including the Merger Agreement, have been met, and (b) the Escrow Representative shall give each Company Stockholder written notice of such dispute, describing in reasonable detail, the relevant facts and circumstances.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices and Communications. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

(a)	If to the Escrow Representative, to:

Apollo Management, L.P.

One Manhattanville Road, Suite 201

Purchase, New York 10577

Attention: Tom Doria

Telecopy: 914-206-4485

Copy to:

Communications Investors LLC

c/o Apollo Management, L.P.

9 West 57th Street – 43rd Floor

Attention: Andrew Africk

Telecopy: 646-607-0120

(b)	To Parent after the Effective Time:

Hughes Telematics, Inc.

41 Perimeter Center East, Suite 400

Atlanta, Georgia 30346

Attention: Chief Financial Officer

Telecopy: (770) 391-6426

Copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Gregory A. Fernicola

Telecopy: (917) 777-2918

(c)	If to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Chairman

(d)	If to the Sponsors Representative, to:

Trivergance, LLC

2200 Fletcher Avenue

4th Floor

Fort Lee, New Jersey 07024

Attention: Jerry Stone

Copy to:

Trivergance, LLC

227 West Monroe Street

Suite 3920Chicago, Illinois 60606

Attention: Jerry Stone

(e) If to any of the Company Stockholders, to the address set forth next to his, her or its name on Exhibit B to the Instruction Letter (as the same may be revised to reflect any changes of address).

Section 9.2 Term, Amendments, and Successors.

(a) Except as otherwise provided herein, this Escrow Agreement shall continue until the date on which all of the Escrowed Property has been distributed as provided in Articles II and III hereof.

(b) No waiver, modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement or any documents delivered hereunder (including, without limitation, the Company Stockholders Allocation Schedule and the Sponsors Allocation Schedule) shall be effective unless such is in writing and signed by Parent, the Escrow Representative, a majority of the Unaffiliated Directors and the Required Holders; provided, however, that no such waiver, modification, amendment, termination, cancellation, rescission or supersession shall be effective as to any Company Stockholder or Sponsor adversely affected thereby (including without limitation, any adverse economic effect or adverse regulatory effect) without the prior written consent of such Company Stockholder and/or Sponsor; provided, further, that Parent may revise the share amounts and/or names of the Company Stockholders or Sponsors, as applicable, in this Escrow Agreement, the Company Stockholders Allocation Schedule or the Sponsor Allocation Schedule, and the Escrow Agent may revise the stock certificates, at any time to reflect (i) transfers of Escrowed Shares to Permitted Transferees, (ii) delivery of any Escrowed Indemnity Shares delivered to Parent for indemnification in accordance with Article II hereof, (iii) changes to the amount of Escrowed Shares in accordance with Section 3.1(d), (e) and (f) as a result of any dividend, distribution, recapitalization, reclassification, split, combination, exchange of shares or receipt of shares from another company, (iv) changes to the amount of Escrowed Shares as a result of any tender or exchange offer for shares of Parent Common Stock in accordance with Section 4.1(b), or (v) changes to the name of a beneficial owner of any Escrowed Shares upon receipt of a written notice from the holder certifying that there has been no change in the beneficial ownership of the Escrowed Shares and no transfer of the Escrowed Shares. Such shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.3 Counterparts. This Escrow Agreement may be executed in any number of counterparts (which may be delivered by facsimile or pdf.), each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this Escrow Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

Section 9.4 Resignation or Removal of Escrow Agent.

(a) The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder upon thirty (30) days’ prior written notice to Parent, the Series B Preferred Holders, the Sponsors Representative and the Escrow Representative. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrowed Property to a successor escrow agent appointed by Parent. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrowed Property with any escrow agent it deems reasonably appropriate.

(b) Parent and the Escrow Representative may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) days’ prior written notice thereof signed by Parent and the Escrow Representative. The Escrow Agent shall turn over the Escrowed Property to a successor escrow agent appointed by Parent.

(c) Notwithstanding Section 9.10 hereof, any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

Section 9.5 Resignation of Escrow Representative. In the event that the Escrow Representative shall resign or be unable to act for any reason, the Escrow Representative (or his, her or its legal representative) shall select a successor Escrow Representative to fill such vacancy, subject to the approval and confirmation of Company Stockholders entitled to a majority of the Escrowed Earnout Shares and the Required Holders, and such successor shall be deemed to be the Escrow Representative for all purposes of this Agreement. Upon the appointment of a successor Escrow Representative under this Agreement, such successor Escrow Representative will succeed to and become vested with all of the rights, powers, privileges and duties of the predecessor Escrow Representative under this Agreement, and the predecessor Escrow Representative will be discharged from such predecessor Escrow Representative’s duties and obligations under this Escrow Agreement.

Section 9.6 Resignation of Sponsors Representative. In the event that the Sponsors Representative shall resign or be unable to act for any reason, the Sponsors Representative (or his, her or its legal representative) shall select a successor Sponsors Representative to fill such vacancy, subject to the approval and confirmation of the Sponsors entitled to a majority of the Escrowed Sponsor Earnout Shares, and such successor shall be deemed to be the Sponsors Representative for all purposes of this Agreement. Upon the appointment of a successor Sponsors Representative under this Agreement, such successor Sponsors Representative will succeed to and become vested with all of the rights, powers, privileges and duties of the predecessor Sponsors Representative under this Agreement, and the predecessor Sponsors Representative will be discharged from such predecessor Sponsors Representative’s duties and obligations under this Escrow Agreement.

Section 9.7 Entire Agreement. This Escrow Agreement, except with respect to Parent and the Escrow Representative, contains the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeal or invalidate this Escrow Agreement.

Section 9.8 Representations of Parent and Escrow Representative. Each of Parent and the Escrow Representative represents and warrants to the Escrow Agent that it has the power and authority to enter into this Escrow Agreement and to carry out its obligations hereunder, that it has duly authorized, executed and delivered this Escrow Agreement, and this Escrow Agreement is its valid and binding obligation.

Section 9.9 Governing Law. The validity, enforceability and construction of this Escrow Agreement shall be governed by the laws of the State of Delaware (excluding any provision regarding conflicts of law).

Section 9.10 Consent to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Escrow Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Escrow Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Escrow Agreement or any of the transactions contemplated by this Escrow Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Escrow Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.9, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Laws, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Escrow Agreement, or the subject mater hereof, may not be enforced in or by such courts.

Section 9.11 Assignment. Other than by operation of law or transfers of Escrowed Shares to Permitted Transferees in accordance with Section 9.11; no party hereto may assign any of its rights or delegate any of its obligations under this Escrow Agreement without the prior written consent of the other parties hereto (other than those parties joining solely for the limited purposes provided in Article VII hereof); provided that in the event that the Escrow Representative shall resign or be unable to act for any reason, the Escrow Representative shall select a successor Escrow Representative pursuant to Section 7.5(d) of the Merger Agreement, who will succeed to and become vested with all of the rights, powers, privileges and duties of the predecessor Escrow Representative under this Escrow Agreement (and such predecessor Escrow Representative shall be discharged from such predecessor Escrow Representative’s duties and obligations under this Escrow Agreement).

Section 9.12 Joinder. Prior to any transfer of any Escrowed Shares to any Permitted Transferee, such Permitted Transferee must join this Escrow Agreement for the purposes provided in Article VII hereof. Upon the execution and delivery of any such joinder, Parent shall revise the Company Stockholders Allocation Schedule or the Sponsors Allocation Schedule, as applicable, to reflect the transfer Escrowed Shares to the Permitted Transferee.

Section 9.13 Third Party Beneficiaries. Each of the Escrow Agent, Escrow Representative, Parent and Sponsors Representative hereby acknowledge that the Series B Preferred Holders are third party beneficiaries to Article III hereof and the Series B Preferred Holders set forth on Schedule A are third party beneficiaries to Section 9.2(b) hereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as an instrument under seal as of the day and year first written above.

POLARIS ACQUISITION CORP.

By:	/s/ Jerry Stone
Name: Jerry Stone
Title:

COMMUNICATIONS INVESTORS LLC, as Escrow Representative

By:	/s/ Andrew Africk
Name: Andrew Africk
Address:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Escrow Agent

By:	/s/ John W. Comer, Jr.
Name: John W. Comer, Jr.
Title: Vice President
Address: 17 – Battery Place, 8th Floor
New York, NY 10004

TRIVERGANCE, LLC, as Sponsors Representative

By:	/s/ Jerry Stone
Name: Jerry Stone
Title:

Signature Page 1.1 of 6 to Escrow Agreement

The undersigned joins as a party to the foregoing Agreement for the limited purposes provided in Article VII of the Escrow Agreement:

BYRON BUSINESS VENTURES XX, LLC		GRANITE CREEK PARTNERS, L.L.C.

By:	/s/ Marc Byron	By:	/s/ Brian B. Boorstein
Name:	Marc Byron	Name:	Brian B. Boorstein
Title:		Title:	Managing Member

PRAESUMO PARTNERS, LLC		ROXBURY CAPITAL GROUP LLC INCENTIVE SAVINGS PLAN

By:	/s/ Lowell Kraff	By:	/s/ Stuart I. Oran
Name:	Lowell Kraff	Name:	Stuart I. Oran
Title:		Title:	Trustee

MOORE HOLDINGS, LLC		HARTZ CAPITAL INVESTMENTS, LLC

By: HARTZ CAPITAL, INC., its manager

By:	/s/ David Moore	By:	John B. Schindel
Name:	David Moore	Name:	John B. Schindel
Title:		Title:	Secretary & General Counsel

Signature Page 2 of 6 to Escrow Agreement

MORGAN STANLEY & CO. INCORPORATED		TRIVERGANCE, LLC

By:	/s/ Thomas E. Doster IV	By:	/s/ Jerry Stone
Name:	Thomas E. Doster IV	Name:	Jerry Stone
Title:	Managing Director	Title:

Signature Page 2.1 of 6 to Escrow Agreement

/s/ David Palmer
David F. Palmer

Signature Page 2.2 of 6 to Escrow Agreement

VINCO VINCERE VICI VICTUM LLC		ODESSA, LLC

By:	/s/ Jerry Stone	By:	/s/ Paul Orlin
Name:		Name:	Paul Orlin
Title:		Title:

MERITAGE FARMS LLC

By:	/s/ Walter Mclallen
Name:	Walter Mclallen
Title:	Managing Member

CLOOBECK COMPANIES, LLC

By:	/s/ Stephen J. Cloobeck
Name:	Stephen J. Cloobeck
Title:	Manager

COMMUNICATIONS INVESTORS LLC

By:	/s/ Andrew Africk		/s/ Andrew Africk
Name:	Andrew Africk		Andrew Africk
Title:	Manager

Signature Page 3 of 6 to Escrow Agreement

/s/ Jeffery Leddy	/s/ Matthew Nord
Jeffrey Leddy	Matthew Nord

/s/ Erik Goldman	/s/ Keith Schneider
Erik Goldman	Keith Schneider

/s/ Robert Lewis	JEFFREY A. LEDDY GRANTOR RETAINED ANNUITY TRUST
Robert Lewis	By:	/s/ Megan Leddy
	Name:	Megan Leddy
	Title:	Trustee

/s/ Craig Kaufmann	BLUMER FAMILY LLC
Craig Kaufmann	By:	/s/ Frederick T. Blumer
	Name:	Frederick T. Blumer
	Title:	CEO

/s/ Kevin Link
Kevin Link

Signature Page 4 of 6 to Escrow Agreement

/s/ Charles M. Link, II	CRESCENT 1, LP
Charles Link	By: Cyrus Capital Advisors, LLC as
General Partner

	By:	/s/ Stephen Freidheim
	Name:	Stephen Freidheim
Title:

/s/ Frederick Blumer	CRS FUND LTD.
Frederick Blumer	By: Cyrus Capital Partners, L.P. as
Investment Manager

By: Cyrus Capital Partners GP, LLC as
General Partner

	By:	/s/ Stephen Freidheim
	Name:	Stephen Freidheim
Title:

/s/ Art McMahon	CYRUS OPPORTUNITIES MASTER FUND II, LTD.
Art McMahon	By: Cyrus Capital Partners, L.P. as
Investment Manager

By: Cyrus Capital Partners GP, LLC as
General Partner

	By:	/s/ Stephen Freidheim
	Name:	Stephen Freidheim
Title:

Signature Page 5 of 6 to Escrow Agreement

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD		THE HARTFORD CAPITAL APPRECIATION II FUND

By: Cyrus Capital Partners, L.P. as Investment Manager		By: WELLINGTON MANAGEMENT COMPANY, LLP,
By: Cyrus Capital Partners GP, LLC as General Partner		as investment adviser

By:	/s/ Stephen Freidheim	By:	/s/ Steven M. Hoffman
Name:	Stephen Freidheim	Name:	Steven M. Hoffman
Title:		Title:	Vice President and Counsel

HARTFORD GROWTH OPPORTUNITIES HLS FUND		THE HARTFORD GROWTH OPPORTUNITIES FUND

By: WELLINGTON MANAGEMENT COMPANY, LLP, as investment adviser		By: WELLINGTON MANAGEMENT COMPANY, LLP, as investment adviser

By:	/s/ Steven M. Hoffman	By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman	Name:	Steven M. Hoffman
Title:	Vice President and Counsel	Title:	Vice President and Counsel

APOLLO INVESTMENT FUND V (PLASE), L.P.		HUGHES COMMUNICATIONS, INC

By: APOLLO ADVISORS V, L.P., its general partner		By:	/s/ Dean A. Manson
By: APOLLO CAPITAL MANAGEMENT V, INC., its general partner		Name: Title:	Dean A. Manson SVP, General Counsel & Secretary

By:	/s/ Andrew Africk
Name:	Andrew Africk
Title:	VP

Signature Page 6 of 6 to Escrow Agreement

Exhibit A

Definitions

“Affiliate” means, with respect to any Person, (A) any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and (B) any Person who shares a common investment advisor. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Amount” has the meaning set forth in Section 2.1(b)(i)(A).

“Agreed First Target Shares” has the meaning set forth in Section 3.1(a)(i)(A).

“Agreed Second Target Shares” has the meaning set forth in Section 3.1(b)(i)(A).

“Agreed Third Target Shares” has the meaning set forth in 3.1(c)(i)(A).

“Board” means the Board of Directors of Parent, including any committees thereof.

“Business Day” means a day on which banks and stock exchanges are open for business in New York (excluding Saturdays, Sundays and public holidays).

“Change of Control or Reorganization Event” means the occurrence of any of the following events:

(a) the acquisition by any Person of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of the voting power of the Surviving Corporation’s outstanding Voting Securities (or the outstanding Voting Securities of any successor entity); provided that such an acquisition by a Permitted Holder or any entity over which a Permitted Holder has the ability to exercise control or has over 50% of the equity interests, or otherwise holds direct or indirect control, shall not be a Change of Control or Reorganization Event; or

(b) the liquidation, dissolution or termination of the Surviving Corporation; or

(c) a sale of all or substantially all of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder or a group with respect to which one or more Permitted Holders has the ability to exercise control or has over 50% of the equity interests, or otherwise holds direct or indirect control.

“Change of Control or Reorganization Event Consideration” means the cash and/or fair market value of securities or other consideration received by holders of Parent Common Stock in respect of one share of Parent Common Stock in connection with such Change of Control or Reorganization Event transaction.

“Claimed Amount” has the meaning set forth in Section 2.1(a).

“Claimed First Target Shares” has the meaning set forth in Section 3.1(a)(B).

“Claimed Second Target Shares” has the meaning set forth in Section 3.1(b)(B).

“Claimed Third Target Shares” has the meaning set forth in 3.1(c)(B).

“Closing Date” means March 31, 2009, the date on which the Closing of the Merger shall take place.

“Closing Price” means, with respect to the Parent Common Stock during the regular trading session (and excluding pre-market and after-hours trading) on any trading day, the last sale price regular-way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular-way on the principal national securities exchange on which the securities are listed or admitted to trading, or, if on any day the Parent Common Stock is not so listed, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm’s length transactions)

“Common First Target Shares” means the aggregate number of shares set forth under the column entitled “First Target Shares” and allocated to Company Common Stockholders on the Company Stockholders Allocation Schedule.

“Common Second Target Shares” means the aggregate number of shares set forth under the column entitled “Second Target Shares” and allocated to Company Common Stockholders on the Company Stockholders Allocation Schedule.

“Common Third Target Shares” means the aggregate number of shares set forth under the column entitled “Third Target Shares” and allocated to Company Common Stockholders on the Company Stockholders Allocation Schedule.

“Company” has the meaning set forth in the recitals.

“Company Common Stock” means all shares of common stock of the Company, par value $0.01 per share.

“Company Common Stockholders” means the holders of the Company Common Stock immediately prior to the Merger and their respective Permitted Transferees.

“Company Stock” means the Company Common Stock and the Series B Convertible Preferred Stock issued and outstanding immediately prior to the Merger.

“Company Stockholders” means holders of Company Stock and their respective Permitted Transferees.

“Company Stockholders Allocation Schedule” has the meaning set forth in Section 1.5(a).

“Disputed Amount” has the meaning set forth in Section 2.1(b)(i)(B).

“Disputed First Target Shares” has the meaning set forth in Section 3.1(a)(i)(B).

“Disputed Second Target Shares” has the meaning set forth in Section 3.1(b)(i)(B).

“Disputed Third Target Shares” has the meaning set forth in 3.1(c)(i)(B).

“Effective Time” means the time at which the Merger becomes effective.

“Escrow Account” has the meaning set forth in the recitals.

“Escrow Agent” has the meaning set forth in the preamble.

“Escrow Agreement” has the meaning set forth in the preamble.

“Escrow Earnout Account” has the meaning set forth in Section 1.2.

“Escrow Indemnity Account” has the meaning set forth in Section 1.3.

“Escrow Representative” has the meaning set forth in the preamble.

“Escrow Sponsor Earnout Account” has the meaning set forth in Section 1.4.

“Escrowed Cash” has the meaning set forth in Article VI.

“Escrowed Earnout Indemnity Shares” has the meaning set forth in the recitals.

“Escrowed Earnout Property” has the meaning set forth in the recitals.

“Escrowed Earnout Shares” has the meaning set forth in the recitals.

“Escrowed Indemnity Property” has the meaning set forth in the recitals.

“Escrowed Indemnity Shares” has the meaning set forth in the recitals.

“Escrowed Initial Indemnity Shares” has the meaning set forth in the recitals.

“Escrowed Property” has the meaning set forth in the recitals.

“Escrowed Shares” has the meaning set forth in Section 1.1.

“Escrowed Sponsor Earnout Property” has the meaning set forth in the recitals.

“Escrowed Sponsor Earnout Shares” has the meaning set forth in the recitals.

“Federal Obligations” has the meaning set forth in Article VI.

“Final Order” has the meaning set forth in Section 2.1(d)(ii)(B).

“First Delivery Condition” has the meaning set forth in Section 3.1(a).

“First Release Notice” has the meaning set forth in Section 3.1(a).

“First Release Challenge Notice” has the meaning set forth in Section 3.1(a)(i).

“First Target Indemnity Shares” has the meaning set forth in Section 1.3.

“Indemnity Escrow Termination Date” has the meaning set forth in Section 2.1(a).

“Instruction Letter” means Instruction Letter of Parent, dated the date hereof, addressed to the Escrow Agent, relating to the Escrowed Shares.

“Joint Notice” means joint written instructions executed by each of Parent and the Escrow Representative.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the preamble.

“Parent Common Stock” has the meaning set forth in the recitals.

“Parent Demand” has the meaning set forth in Section 2.1(b).

“Parent Indemnitees” means Parent, Surviving Corporation and their respective directors, officers, agents, employees, successors and assigns.

“Permitted Holder” means Apollo Management L.P. and its affiliates.

“Permitted Transferee” means a recipient of a transfer (i) by gift to a member of a Company Stockholder’s or Sponsor’s immediate family or to a trust, the beneficiary of which is such Company Stockholder or Sponsor or a member of such Company Stockholder or Sponsor’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of such Company Stockholder or Sponsor, (iii) to an Affiliate, (iv) pursuant to a qualified relations order, or (v) any other Person approved by a majority of the Unaffiliated Directors (provided such transfer does not violate the terms of the Shareholders’ Agreement); provided, however, that such permissive transfers shall be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of Article VII this Escrow Agreement.

“Person” means an individual, a partnership (general or limited), a corporation, a limited liability company, an association, a joint stock company, governmental authority, a business or other trust, a joint venture, any other business entity or an unincorporated organization.

“Required Holders” means the owners of greater than fifty percent (50%) of the Parent Common Stock held the Series B Preferred Holders set forth on Schedule A hereto or their Permitted Transferees.

“Response Notice” has the meaning set forth in 2.1(b)(i).

“Response Period” has the meaning set forth in 2.1(b)(i).

“Retained Earnout Indemnity Shares” has the meaning set forth in Section 2.4(i).

“Retained Initial Indemnity Shares” has the meaning set forth in Section 2.3(i)

“Second Delivery Condition” has the meaning set forth in Section 3.1(b).

“Second Release Challenge Notice” has the meaning set forth in 3.1(b)(i).

“Second Release Notice” has the meaning set forth in Section 3.1(b).

“Second Target Indemnity Shares” has the meaning set forth in Section 1.3.

“Series B Convertible Preferred Stock” has the meaning set forth in the recitals.

“Series B Preferred Holder” has the meaning set forth in the recitals and their respective Permitted Transferees.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated the date hereof, by and among Parent, the Escrow Representative, certain Company Common Stockholders, the Series B Preferred Holders and the Sponsors.

“Share Price” means, with respect to the Parent Common Stock on any measurement date, either (i) the Closing Price or (ii) the VWA Price.

“Share Price Triggers” has the meaning set forth in Section 3.1(d) hereof.

“Sponsors Representative” has the meaning set forth in the preamble.

“Sponsors” means the Parent Stockholders set forth on Section 2.8(b) of the Parent Disclosure Statement to the Merger Agreement and their respective Permitted Transferees.

“Sponsors Allocation Schedule” has the meaning set forth in Section 1.5(b).

“Surviving Corporation” means Polaris, as the surviving corporation in the Merger (which will be renamed HUGHES Telematics, Inc. upon consummation of the Merger).

“Target Indemnity Shares” has the meaning set forth in Section 1.3.

“Third Delivery Condition” has the meaning set forth in Section 3.1(c).

“Third Release Challenge Notice” has the meaning set forth in Section 3.1(c)(i).

“Third Release Notice” has the meaning set forth in Section 3.1(c)

“Third Target Indemnity Shares” has the meaning set forth in Section 1.3.

“Unaffiliated Directors” means an “independent” director as defined in the applicable stock exchange rules who has not had, for the preceding two years, a material relationship with Apollo Global Management, LLC or its affiliates.

“VWA Price” means, with respect to the Parent Common Stock during the regular trading session (and excluding pre-market and after-hours trading) on any trading day, the volume-weighted average price of one share of Parent Common Stock, as reported by Bloomberg, L.P., on such trading day.

Series B Preferred Holders

Schedule 3.1(a)

First Delivery Condition

Schedule 3.1(b)

Second Delivery Condition

Schedule 3.1(c)

Third Delivery Condition

Schedule 8.2

Fees

Schedule A

Required Holders